Exhibit 4.3

PETROHAWK ENERGY CORPORATION

AND

THE GUARANTORS NAMED HEREIN,

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

SIXTH SUPPLEMENTAL INDENTURE

Dated as of August 17, 2010

to

Indenture

Dated as of July 12, 2006

9  1/8% Senior Notes due 2013

THIS SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 17, 2010, is by and among Petrohawk Energy Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee (the “Trustee”).

WHEREAS, the Company, the Guarantors and the Trustee are parties to that certain Indenture dated as of July 12, 2006 (the “Original Indenture”), relating to the Company’s 9-1/8% Senior Notes due 2013 (the “Notes”), and the Original Indenture has been amended and supplemented by the First through the Fifth Supplemental Indentures (the Original Indenture, as so amended and supplemented, being referred to herein as the “Indenture”);

WHEREAS, $768,725,000 aggregate principal amount of Notes are currently outstanding;

WHEREAS, Section 9.2 of the Indenture provides that, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, the Company, the Guarantors and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes (subject to certain exceptions);

WHEREAS, the Company desires and has requested the Trustee to join with it and the Guarantors in entering into this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.2 of the Indenture;

WHEREAS, the Company has been soliciting consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated August 3, 2010 and the related Consent and Letter of Transmittal (which together, including any amendments, modifications or supplements thereto, constitute the “Tender Offer”);

WHEREAS, (1) the Company has received the consent of the Holders of at least a majority in principal amount of the outstanding Notes (excluding any Notes owned by the Company or any of its Affiliates), all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, (2) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.6 of the Indenture and (3) the Company and the Guarantors have satisfied all other conditions required under Article IX of the Indenture to enable the Company, the Guarantors and the Trustee to enter into this Supplemental Indenture.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES

Section 1.1 Amendments to Article IV. The Indenture is hereby amended by deleting the headings and text of each of the following provisions of the Indenture and inserting in place of such headings and text in each case “[INTENTIONALLY DELETED]”:

Section 4.2 (SEC Reports);

Section 4.3 (Incurrence of Indebtedness);

Section 4.4 (Restricted Payments);

Section 4.5 (Liens);

Section 4.6 (Dividend and Other Payment Restrictions Affecting Subsidiaries);

Section 4.7 (Asset Sales);

Section 4.8 (Transactions With Affiliates);

Section 4.9 (Additional Subsidiary Guarantees);

Section 4.10 (Business Activities);

Section 4.11 (Change of Control);

Section 4.16(b) and (c) (Compliance Certificate);

Section 4.17 (Taxes); and

Section 4.18 (Stay, Extension and Usury Laws).

Section 1.2 Amendment to Article V. Section 5.1(a) of the Indenture is hereby amended:

(a) by deleting the text of each of clauses (3) and (4) of Section 5.1(a) in its entirety (except for the “and” at the end of clause (4) and inserting in place of such text in each case “[INTENTIONALLY DELETED]”, and

(b) deleting clause (c).

Section 1.3 Amendment to Article VI. Section 6.1 is hereby amended by deleting the text of each of clauses (4), (6) and (7) in its entirety and inserting in place of such text in each case “[INTENTIONALLY DELETED]”.

Section 1.4 Amendments to Notes. The Notes are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Supplemental Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 2.2 Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.

Section 2.3 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.4 Successors. All agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.5 Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.

Section 2.6 Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7 Trustee Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantor, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 2.8 Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the purchase by the Company, pursuant to the Tender Offer, of at least a majority in principal amount of the outstanding Notes (excluding any Notes owned by the Company or any of its Affiliates), with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such purchase shall not occur. The Company shall notify the Trustee promptly after the occurrence of such purchase or promptly after the Company shall determine that such purchase will not occur.

Section 2.9 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Company, with a notation as follows:

“Effective as of August 17, 2010, certain restrictive covenants of the Company and certain Events of Default have been eliminated or limited, as provided in the Sixth Supplemental Indenture, dated as of August 17, 2010. Reference is hereby made to such Sixth Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

Section 2.10 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

PETROHAWK ENERGY CORPORATION

By:	/s/ David S. Elkouri
David S. Elkouri
Executive Vice President – General Counsel
and Secretary

GUARANTORS

BIG HAWK SERVICES, LLC
BISON RANCH LLC
HAWK FIELD SERVICES, L.L.C.
HK ENERGY MARKETING, LLC
HK TRANSPORTATION, LLC
KCS ENERGY SERVICES, INC.
KCS RESOURCES, LLC
KINDERHAWK FIELD SERVICES LLC
MEDALLION CALIFORNIA PROPERTIES COMPANY
ONE TEC, LLC
ONE TEC OPERATING, LLC
P-H ENERGY, LLC
PETROHAWK HOLDINGS, LLC
PETROHAWK OPERATING COMPANY
PETROHAWK PROPERTIES, LP
PROLIQ, INC.
WINWELL RESOURCES, L.L.C.
WSF, INC.

By:	/s/ David S. Elkouri
David S. Elkouri
Executive Vice President – General Counsel

HK ENERGY MARKETING, LLC

By:	/s/ David S. Elkouri
David S. Elkouri
Secretary

PETROHAWK PROPERTIES, LP

By:	P-H Energy, LLC
Its General Partner

By:	/s/ David S. Elkouri
David S. Elkouri
Executive Vice President – General Counsel
and Secretary

Sixth Supplemental Indenture

Signature Page

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Steven A. Finklea
Name:	Steven A. Finklea
Title:	Vice President

Sixth Supplemental Indenture

Signature Page